SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

WINMARK CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Minnesota	41-1622691
(State or Other Juris-	(I.R.S. Employer
diction of Incorporation	Identification Number)
or Organization)

4200 Dahlberg Drive, Suite 100
Minneapolis, MN 55422-4837
(Address of principal executive offices) (Zip Code)

Winmark Corporation 2001 Stock Option Plan

(Full Title of the Plan)

Catherine P. Heaven, Esq.
4200 Dahlberg Drive, Suite 100
Minneapolis, Minnesota  55422-4837
(763) 520-8500
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Daniel A. Yarano, Esq.
Fredrikson & Byron, P.A.
200 South Sixth Street, Suite 4000
Minneapolis, Minnesota  55402-1425

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock issuable upon exercise of options granted under the 2001
Stock Option Plan	250,000 shares	$20.69	$5,172,500.00	$553.46

TOTAL:				$553.46

(1)             In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2)             Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant’s Common Stock on November 13, 2006.

The purpose of this Registration Statement is to register additional shares for issuance under the Registrant’s 2001 Stock Option Plan.  The contents of the Registrant’s Registration Statement on Form S-8, Reg. No. 333-81392 are incorporated herein by reference.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on the 17th day of November, 2006.

WINMARK CORPORATION
(the “Registrant”)

By	/s/ Catherine P. Heaven
Catherine P. Heaven, General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

(Power of Attorney)

Each of the undersigned constitutes and appoints John L. Morgan and Brett D. Heffes his/her true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Winmark Corporation relating to the Company’s 2001 Stock Option Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ John L. Morgan	Chairman of the Board and Chief Executive	November 17, 2006
John L. Morgan	Officer (principal executive officer)

/s/ Brett D. Heffes	Chief Financial Officer and Treasurer	November 17, 2006
Brett D. Heffes	(principal financial officer)

/s/ Kirk A. MacKenzie	Vice Chairman and Director	November 17, 2006
Kirk A. MacKenzie

/s/ William D. Dunlap, Jr.	Director	November 17, 2006
William D. Dunlap, Jr.

/s/ Jenele C. Grassle	Director	November 17, 2006
Jenele C. Grassle

/s/ Paul C. Reyelts	Director	November 17, 2006
Paul C. Reyelts

/s/ Mark L. Wilson	Director	November 17, 2006
Mark L. Wilson

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

WINMARK CORPORATION

Form S-8 Registration Statement

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

5	Opinion and Consent of counsel re securities under the Plan
23.1	Consent of counsel (See Exhibit 5)
23.2	Consent of Independent Registered Public Accounting Firm
24	Power of attorney (See Signature Page)